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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF H&R BLOCK, INC.

      The following is a list of the direct and indirect subsidiaries of H&R Block, Inc., a Missouri corporation. All active subsidiaries do business under their corporate names listed below or close derivatives thereof:

                                                                                  JURISDICTION IN
                                 NAME                                             WHICH ORGANIZED
---------------------------------------------------------------------------    --------------------
1)  H&R Block Group, Inc...................................................    Delaware (1)
2)  HRB Management, Inc....................................................    Missouri (2)
3)  H&R Block Tax and Financial Services Limited...........................    United Kingdom (3)
4)  Companion Insurance, Ltd...............................................    Bermuda (3)
5)  H&R Block Services, Inc................................................    Missouri (2)
6)  H&R Block Tax Services, Inc............................................    Missouri (4)
7)  H&R Block of Dallas, Inc...............................................    Texas (5)
8)  HRB Partners, Inc......................................................    Delaware (6)
9)  HRB Texas Enterprises, Inc.............................................    Missouri (5)
10) H&R Block and Associates, L.P..........................................    Delaware (7)
11) BWA Advertising, Inc...................................................    Missouri (5)
12) H&R Block (Guam), Inc..................................................    Guam (5)
13) H&R Block Enterprises (Guam), Inc......................................    Guam (8)
14) H&R Block Canada, Inc..................................................    Canada (5)
15) Financial Stop, Inc....................................................    British Columbia (9)
16) H&R Block Canada Financial Services, Inc...............................    Canada (9)
17) H&R Block Enterprises, Inc.............................................    Missouri (5)
18) H&R Block Eastern Tax Services, Inc....................................    Missouri (4)
19) H&R Block Eastern Enterprises, Inc.....................................    Missouri (10)
20) HRB Royalty, Inc.......................................................    Delaware (4)
21) H&R Block Limited......................................................    New South Wales (11)
22) West Estate Investors, LLC.............................................    Missouri (12)
23) Block Financial Corporation............................................    Delaware (2)
24) Option One Mortgage Corporation........................................    California (13)
25) Option One Mortgage Acceptance Corporation.............................    Delaware (14)
26) Option One Mortgage Securities Corp....................................    Delaware (14)
27) Option One Mortgage Securities II Corp.................................    Delaware (14)
28) Premier Trust Deed Services, Inc.......................................    California (14)
29) Premier Mortgage Services of Washington, Inc...........................    Washington (14)
30) H&R Block Mortgage Corporation.........................................    Massachusetts (14)
31) Option One Direct Insurance Agency, Inc................................    California (14)
32) Woodbridge Mortgage Acceptance Corporation.............................    Delaware (14)
33) Option One Loan Warehouse Corporation..................................    Delaware (14)
34) Option One Advance Corporation.........................................    Delaware (14)
35) Companion Mortgage Corporation.........................................    Delaware (13)
36) Franchise Partner, Inc.................................................    Nevada (13)
37) NCS Mortgage Services, L.L.C...........................................    Georgia (15)
38) National Consumer Services Corp. II, L.L.C.............................    Georgia (15)
39) HRB Financial Corporation..............................................    Michigan (13)
40) H&R Block Financial Advisors, Inc......................................    Michigan (16)

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
41) OLDE Discount of Canada................................................    Canada (17)
42) H&R Block Insurance Agency of Massachusetts, Inc.......................    Massachusetts (17)
43) HRB Property Corporation...............................................    Michigan (16)
44) HRB Realty Corporation.................................................    Michigan (16)
45) 420 South Garden, Inc..................................................    Florida (18)
46) 44 East Central, Inc...................................................    Florida (18)
47) 4240 Hunt Road, Inc....................................................    Ohio (18)
48) 4230 West Green Oaks, Inc..............................................    Michigan (18)
49) HRB Equipment Corporation..............................................    Michigan (16)
50) Financial Marketing Services, Inc......................................    Michigan (13)
51) 2430472 Nova Scotia Co.................................................    Nova Scotia (19)
52) H&R Block Digital Tax Solutions, Inc...................................    Delaware (13)
53) RSM McGladrey Business Services, Inc...................................    Delaware (2)
54) RSM McGladrey, Inc.....................................................    Delaware (20)
55) Toback, Inc............................................................    Arizona (21)
56) RSM McGladrey Financial Process Outsourcing, L.L.C.....................    Minnesota (22)
57) Birchtree Financial Services, Inc......................................    Oklahoma (21)
58) Birchtree Insurance Agency, Inc........................................    Missouri (25)
59) Pension Resources, Inc.................................................    Illinois (21)
60) FM Business Services, Inc..............................................    Delaware (21)
61) O'Rourke Consulting, LLC...............................................    California (22)
62) O'Rourke Career Connections, LLC.......................................    California (23)
63) Credit Union Jobs, LLC.................................................    California (24)
64) PDI Global, Inc. ......................................................    Delaware (20)
65) C.W. Amos Business Services, Inc. .....................................    Delaware (20)
66) RSM Equico, Inc........................................................    Delaware (20)
67) RSM Equico Capital Markets, LLC........................................    Delaware (26)
68) Equico, Inc............................................................    California (27)
69) Equico Europe Limited..................................................    United Kingdom (27)
70) RSM Equico Canada, Inc.................................................    Canada (27)
71) RSM McGladrey Business Solutions, Inc..................................    Delaware (20)
72) RSM McGladrey Employer Services, Inc...................................    Georgia (28)
73) RSM Employer Services Agency, Inc......................................    Georgia (29)
74) RSM Employer Services Agency of Florida, Inc...........................    Florida (29)
75) MyBenefitSource.com Services, LLC......................................    Georgia (30)
76) HRB Retail Services, Inc...............................................    Delaware (2)
77) H&R Block Small Business Resources, Inc................................    Delaware (2)

Notes to Subsidiaries of H&R Block, Inc.:

(1)   Wholly owned subsidiary of H&R Block, Inc.

(2)   Wholly owned subsidiary of H&R Block Group, Inc.

(3)   Wholly owned subsidiary of HRB Management, Inc.

(4)   Wholly owned subsidiary of H&R Block Services, Inc.

(5)   Wholly owned subsidiary of H&R Block Tax Services, Inc.

(6)   Wholly owned subsidiary of H&R Block of Dallas, Inc.

(7) Limited partnership in which HRB Texas Enterprises, Inc. is a 1% general partner and HRB Partners, Inc. is a 99% limited partner

(8)   Wholly owned subsidiary of H&R Block (Guam), Inc.

(9)   Wholly owned subsidiary of H&R Block Canada, Inc.

(10)  Wholly owned subsidiary of H&R Block Eastern Tax Services, Inc.

(11)  Wholly owned subsidiary of HRB Royalty, Inc.

(12) Limited liability company in which H&R Block Tax Services, Inc. has a 100% membership interest.

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(13)  Wholly owned subsidiary of Block Financial Corporation

(14)  Wholly owned subsidiary of Option One Mortgage Corporation

(15) Limited liability company in which Block Financial Corporation has a 96.25% membership interest and Companion Mortgage Corporation has a 3.75% membership interest

(16)  Wholly owned subsidiary of HRB Financial Corporation

(17)  Wholly owned subsidiary of H&R Block Financial Advisors, Inc.

(18)  Wholly owned subsidiary of OLDE Realty Corporation

(19)  Wholly owned subsidiary of Financial Marketing Services, Inc.

(20)  Wholly owned subsidiary of RSM McGladrey Business Services, Inc.

(21) Wholly owned subsidiary of RSM McGladrey, Inc.

(22) Limited liability company in which RSM McGladrey, Inc. has a 100% membership interest

(23) Limited liability company in which RSM McGladrey, Inc. owns a 50% membership interest and the California Credit Union League owns a 50% membership interest

(24) Limited liability company in which O'Rourke Consulting, LLC has a 50% membership interest and Credit Union Jobs, Inc. has a 50% membership interest

(25)  Wholly owned subsidiary of Birchtree Financial Services, Inc.

(26) Limited liability company in which RSM Equico, Inc. has a 100% membership interest.

(27)  Wholly owned subsidiary of RSM Equico, Inc.

(28) Company in which RSM McGladrey Business Services, Inc. owns approximately 87% of the issued and outstanding stock.

(29)  Wholly owned subsidiary of RSM McGladrey Employer Services, Inc.

(30) Limited liability company in which RSM McGladrey Employer Services, Inc. has a 100% membership interest.